UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                  June 30, 2005


                              IDENTIX INCORPORATED
             (Exact name of registrant as specified in its charter)


           Delaware                 01-09641                 94-2842496
 (State or Other Jurisdiction     (Commission              (IRS Employer
       of Incorporation)          File Number)           Identification No.)




             5600 Rowland Road
               Minnetonka, MN                         55343
  (Address of principal executive offices)          (Zip Code)



               Registrant's telephone number, including area code
                                 (952) 932-0888



                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 1.01    Entry into a Material Definitive Agreement

     On June 30, 2005, the Company's Board of Directors approved accelerating the vesting of certain unvested stock options awarded to employees, officers and other eligible participants under the Company's various stock option plans, other than its Non-Employee Director Stock Option Plan. The Company's Board of Directors approved the accelerated vesting of stock options held by current employees and officers that were both unvested and "out-of-the-money" (with exercise prices greater than $5.03, the closing sales price of Identix' common stock on the Nasdaq National Market on June 30, 2005). As a result of this vesting acceleration, options to purchase approximately 2.3 million shares of Identix common stock have become fully vested, including approximately 881,000 options held by executive officers. Of these 2.3 million options, approximately 36% were scheduled to vest over the next 18 months.

     The Board took the action in the strong belief that it is in the best interest of shareholders as the primary purpose of the vesting acceleration is to minimize future compensation expense associated with the accelerated options upon the Company's planned adoption of FASB Statement No. 123(R), "Share-Based Payment," effective for fiscal periods beginning after June 15, 2005. The Company believes that the vesting acceleration will reduce the Company's aggregate compensation expense in fiscal year 2006 beginning July 1, 2005 by approximately $2.5 million, and reduce such expense by approximately $4.6 million over the remaining vesting period of the options. The Company also believes that since the accelerated options were "out-of-the-money," the acceleration may have a positive effect on employee morale and perception of option value.

     The full text of the press release issued in connection with the acceleration of the foregoing unvested stock options is attached as Exhibit 99.1 to this Current Report on Form 8-K.


Item 9.01    Financial Statements and Exhibits

      (c) Exhibits


          99.1 Press Release dated July 7, 2005 issued by Identix Incorporated regarding the acceleration of the vesting of certain unvested stock options awarded to employees, officers and other eligible participants under the Company's various stock option plans, other than its Non-Employee Director Stock Option Plan.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         IDENTIX INCORPORATED

Date: July 7, 2005                       By: /s/  Elissa Lindsoe
                                             -----------------------------------
                                             Elissa Lindsoe,
                                             Chief Financial Operator
                                             (Duly authorized officer and
                                             Principal Financial Officer)